UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

JACLYN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5863	22-1432053
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

635 59TH Street
West New York, New Jersey	07093

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 868-9400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        Jaclyn, Inc. (the “Company”) previously announced it had entered into an Agreement of Lease dated as of September 1, 2006 with 195 Spring Valley Associates, LLC (“Spring Valley”), under which the Company has leased an office building (including the underlying land and other improvements) located in Maywood, New Jersey (the “Leased Premises”), to which the Company intends to relocate its executive offices later this year.

        On August 31, 2006, Spring Valley purchased the Leased Premises. At the closing of the purchase, the Company provided Spring Valley with $2,200,000 in mortgage financing, which is secured by a first priority mortgage in favor of the Company on the land, office building, and other customary rights of the mortgagor. A copy of the mortgage note of Spring Valley and the mortgage granted by Spring Valley in favor of the Company are attached to this Current Report on Form 8-K as Exhibits 10.01 and 10.02, respectively.

Item 9.01. Financial Statements and Exhibits.

       (a)        Financial Statements of Businesses Acquired. Not Applicable.

       (b)        Pro Forma Financial Information. Not Applicable.

       (c)        Exhibits.

Exhibit No.	Description

10.01	Mortgage dated as of August 31, 2006 of Landlord in favor of the Company.

10.02	Promissory Note dated as of August 31, 2006 of Landlord in favor of the Company.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2006	JACLYN, INC.
By: /s/ Robert Chestnov Robert Chestnov, President

EXHIBIT INDEX

Exhibit No.	Description

10.01	Mortgage dated as of August 31, 2006 of Landlord in favor of the Company.

10.02	Promissory Note dated as of August 31, 2006 of Landlord in favor of the Company.